UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2025

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Wabash National Corporation 2025 Omnibus Incentive Plan
On May 14, 2025, the stockholders of Wabash National Corporation (the “Company”) approved the Wabash National Corporation 2025 Omnibus Incentive Plan (the “2025 Incentive Plan”), including the authorization of the issuance of up to 2,190,570 shares of the Company’s common stock under the 2025 Incentive Plan, at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). A description of the 2025 Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2025 in the section entitled “Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the 2025 Incentive Plan filed as Exhibit 10.1 to this current report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 14, 2025, the Company held its Annual Meeting at which four proposals were submitted to the Company’s stockholders. As of March 19, 2025, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 42,287,182 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 39,144,567 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The four proposals considered at the Annual Meeting are described in detail in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 1, 2025. The final results for each proposal are set forth below.
Proposal 1.
The Company’s stockholders elected the following nine persons to the Company’s Board of Directors to hold office for a term of one year or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Therese M. Bassett	35,947,315	1,014,689	17,868	2,164,695
John G. Boss	35,820,589	609,970	549,313	2,164,695
Trent J. Broberg	35,755,464	1,216,518	7,890	2,164,695
Larry J. Magee	34,631,962	1,806,653	541,257	2,164,695
Ann D. Murtlow	33,384,099	1,663,605	1,932,168	2,164,695
Sudhanshu Priyadarshi	36,413,879	557,695	8,298	2,164,695
Scott K. Sorensen	35,010,532	1,426,673	542,667	2,164,695
Stuart A. Taylor II	36,294,651	676,249	8,972	2,164,695
Brent L. Yeagy	35,957,278	1,013,555	9,039	2,164,695

Proposal 2.
The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,329,005	3,044,062	606,805	2,164,695

Proposal 3.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
38,472,408	655,347	16,812

Proposal 4.
The Company’s stockholders approved the adoption of the 2025 Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,321,354	2,063,796	594,722	2,164,695

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1
Wabash National Corporation 2025 Omnibus Incentive Plan (Incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A of Wabash National Corporation filed on April 1, 2025 (File No. 001-10883)).*

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).
*Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: May 14, 2025	By:	/s/ Patrick Keslin
Patrick Keslin
Senior Vice President and Chief Financial Officer